Exhibit 10.2

Execution Version

BOARD REPRESENTATION AND STANDSTILL AGREEMENT

THIS BOARD REPRESENTATION AND STANDSTILL AGREEMENT, dated as of June 17, 2014 (this “Agreement”), is entered into by and among Crestwood Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Crestwood Entities”), and the Purchasers listed on the signature pages hereto (collectively, the “Purchasers”). The Crestwood Entities and the Purchasers are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Class A Preferred Unit Purchase Agreement, dated as of June 17, 2014, by and among the Partnership and the Purchasers (the “Purchase Agreement”).

Recitals

WHEREAS, pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Partnership has agreed to issue and sell Class A Preferred Units (“Preferred Units”) to the Purchasers;

WHEREAS, to induce the Parties to enter into the transactions evidenced by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the Initial Closing of the transactions contemplated by the Purchase Agreement;

WHEREAS, concurrently with or prior to the Initial Closing, the General Partner executed and delivered Amendment No. 3 (“Amendment No. 3”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership (as so amended, the “Partnership Agreement”);

WHEREAS, the Purchasers’ investment in the Partnership pursuant to the Purchase Agreement is expected to benefit the Partnership;

WHEREAS, the Purchasers will receive valuable consideration as a result of the investment in the Partnership pursuant to the Purchase Agreement;

WHEREAS, the General Partner, in its individual capacity and in its capacity as the general partner of the Partnership, has determined it to be in the best interests of Partnership, to provide the Purchasers with certain observation and designation rights and obligations in respect of the board of directors of the General Partner (the “Board”), pursuant to the terms of this Agreement; and

WHEREAS, each Purchaser believes it to be in its best interests to provide the Crestwood Entities with certain standstill rights, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Agreement

Section 1. Board Observation Rights.

(a) During the period commencing upon the execution and delivery of this Agreement and ending on the Board Rights Termination Date (defined below), the Crestwood Entities shall grant the Purchasers, collectively, the option and right, exercisable, upon written approval of a majority of the then outstanding Preferred Units held, directly or indirectly, by the Purchasers (in the aggregate), by delivering a written notice signed by such Purchasers of such appointment to the Crestwood Entities (the “Observer Notice”), to appoint a single representative, who shall be employed by one of the Purchasers (or their Affiliates) at the time of such appointment (the “Board Observer”), to attend all meetings (including telephonic) of the full Board in an observer capacity. The Observer Notice shall be delivered to the Crestwood Entities prior to the Board Observer’s attendance of any meeting of the full Board. The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. For the avoidance of doubt, the Board Observer shall have no right to attend any meeting of any committee of the full Board (each, a “Committee”); provided, however, the Crestwood Entities shall (i) give the Board Observer written notice of the applicable meeting or action taken by written consent of such Committee at the same time and in the same manner as notice is given to the members of such Committee and (ii) with respect to the Audit Committee and the Compensation Committee of the Board, provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of such Committee) given to the members of the Audit Committee and the Compensation Committee in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Audit Committee and the Compensation Committee.

(b) The Crestwood Entities shall (i) give the Board Observer written notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of the full Board) given to the members of the Board in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Board, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as a member of the Board. The Board Observer shall agree to maintain the confidentiality of all non-public information and proceedings of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”); provided, however, upon request from a Purchaser or such Purchaser’s Affiliates, the Board Observer shall provide, on a confidential basis, such non-public material and information to such Purchaser and their Affiliates; provided that such Purchaser and their Affiliates have agreed to comply with and be bound by, in all respects, the Confidentiality Agreement. For the avoidance of doubt, the recipient of such confidential information from the Board Observer (whether a Purchaser or a Purchaser Affiliate) may further provide such information to (i) any other Purchaser or Purchaser Affiliate and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or information; provided, that any such recipient in clause (i) or (ii) agrees and acknowledges in writing that they are bound by the provisions of the Confidentiality Agreement. For purposes of this Agreement, “Affiliates” shall have the same meaning ascribed therefor in the Purchase Agreement. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Crestwood Entities reserve the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith, that such access would (A) prevent the members of the Board from engaging in attorney-client privileged communication or (B) result in a conflict of interest with any Purchaser; provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion. The Purchaser then employing the Board Observer agrees to indemnify the Crestwood Entities from any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever arising from the breach by the Board Observer of the confidentiality obligations under the Confidentiality Agreement or this Section 1.

(c) The rights contained in this Section 1 shall immediately cease and terminate on the earlier of such date (such earlier date, the “Board Rights Termination Date”) as the Purchasers and their respective Affiliates no longer own (i) at least 75% of the Purchased Units (as defined in the Purchase Agreement) or (ii) a number of Preferred Units, which, if they were converted into Common Units at the then applicable Conversion Ratio (as defined in Amendment No. 3), subject to appropriate adjustments for splits, combinations and other similar transactions, would be equal to 5% or more of the total number of Common Units then outstanding. From and after the Board Rights Termination Date, the rights of the Purchasers in Sections 1(a) and 1(b) shall cease.

Section 2. Board Designation Rights.

(a) If the Class A Preferred Distribution Amount (as such term is defined in Amendment No. 3) is not paid in full in cash to the holders of outstanding Preferred Units (as such term is defined in Amendment No. 3) for two consecutive calendar quarters that commence after the Initial Distribution Period (as defined in Amendment No. 3) (such failure, the “Designation Right Triggering Event”), then, until the Designation Right Termination Event (defined below), the Purchasers shall have the option and right, exercisable, upon written approval of a majority of the then outstanding Preferred Units held, directly or indirectly, by the Purchasers (in the aggregate), by delivering a written notice of such designation to the Crestwood Entities, to designate one person to serve on the Board (the “Purchaser Designated Director”) and the Crestwood Entities shall take all actions necessary or advisable to effect the foregoing; provided, however, that such Purchaser Designated Director shall, in the reasonable judgment of the General Partner, (i) have the requisite skill and experience to serve as a director of a public company, (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission (the “Commission”) or any national securities exchange on which the Partnership’s Common Units are listed or admitted to trading, and (iii) not be an employee or director of any Competitor (as defined below). For purposes of the immediately preceding sentence the term “Competitor” shall mean any person or entity that (a) is an operating company (and not a financial institution) and (b) engages in the midstream energy business or otherwise provides similar services or engages in similar business as the Partnership. The Purchasers agree upon the Partnership’s request to timely provide the Partnership with accurate and complete information relating to the Purchaser Designated Director as may be required to be disclosed by the Partnership under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. Prior to a Designation Right Termination Event (as defined below), the Purchaser Designated Director may be removed or replaced by the Purchasers at any time and by Crestwood Midstream Holdings LP, the sole member of the General Partner, for “cause” (as defined below), but not by any other Party; and any vacancy occurring by reason of the death, disability, resignation, removal or other cessation of a person serving as Purchaser Designated Director, shall be filled solely by the Purchasers. As used herein, “cause” means that the Purchaser Designated Director (i) is prohibited from serving as a director under any rule or regulation of the Commission or any national securities exchange on which the Partnership’s Common Units are listed; (ii) while serving as the Purchaser Designated Director is convicted by a court of competent jurisdiction of a felony; (iii) a court of competent jurisdiction has entered, a final, non-appealable judgment finding the Purchaser Designated Director liable for actual fraud or willful misconduct against the Partnership (including, but not limited to, intentionally or wilfully failing to observe the obligation of confidentiality contained in Section 1(b) of this Agreement); (iv) is determined to have acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Partnership or (v) is terminated, removed or resigns for any reason from his or her position, if any, with any such Purchaser at which the Purchaser Designated Director is then employed. Any action by the Purchasers to designate, remove or replace a Purchaser Designated Director shall be evidenced in writing furnished to the Crestwood Entities, shall include a statement that the action has been approved by the Purchasers and shall be executed by or on behalf of the Purchasers. While serving as a Purchaser Designated Director, a Purchaser Designated Director (i) shall be entitled to vote on any matter on which independent members of the Board are entitled to vote on (unless prohibited by the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange), provided, however, in connection with any matter that could adversely affect the rights, powers, privileges, preferences, duties or obligations of the Preferred Units, the Purchaser Designated Director shall consult with all Purchasers that hold, directly or indirectly, then outstanding Preferred Units, prior to such Purchaser Designated Director approving such matter in his or her capacity as a Board member; and (ii) shall be entitled to compensation commensurate with that of an independent member of the Board and reimbursed for reasonable expenses.

(b) Upon payment by the Partnership to the Purchasers of all accrued but unpaid distributions on the Preferred Units then outstanding (a “Designation Right Termination Event”), the right of the Purchasers to designate a Purchaser Designated Director shall automatically terminate and the Purchasers shall cause the Purchaser Designated Director then serving as a member of the Board, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Partnership, to resign as a member of the Board. If the Purchaser Designated Director does not resign upon such request, then a majority of the other director(s) then serving on the Board may remove the Purchaser Designated Director as a member of the Board.

Section 3. Limitation of Liability; Indemnification; Business Opportunities.

(a) At all times while the Purchaser Designated Director is serving as a member of the Board, and following any such Purchaser Designated Director’s death, resignation, removal or other cessation as a director in such former Purchaser Designated Director’s capacity as a former director, the Purchaser Designated Director shall be entitled to (i) the same modification and restriction of traditional fiduciary duties, (ii) the same safe harbors for resolving conflicts of interest transactions and (iii) all rights to indemnification and exculpation, in each case, as are then made available to any other member of the Board.

(b) For the avoidance of doubt, the Board Observer shall have (i) no fiduciary duty to the Crestwood Entities or to any Limited Partner (as defined in the Partnership Agreement) and (ii) no obligations to the Crestwood Entities under this Agreement, except as described in Section 1 of this Agreement, or to any Limited Partner.

(c) At all times while the Purchaser Designated Director is serving as a member of the Board or the Board Observer is serving in such capacity in accordance with Section 1 of this Agreement, such Purchaser Designated Director or Board Observer, the Purchasers and their respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Crestwood Entities, and the Crestwood Entities, the Board and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Crestwood Entities, shall not be deemed wrongful or improper. None of the Purchaser Designated Director, the Board Observer, the Purchasers or their respective Affiliates shall be obligated to present any investment opportunity to the Crestwood Entities even if such opportunity is of a character that the Crestwood Entities or any of their respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each of the Purchaser Designated Director, the Board Observer, the Purchasers or their respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Purchaser Designated Director and the Board Observer shall be subject to, and comply with, the requirement to maintain confidential information pursuant to this Agreement.

(d) The Crestwood Entities shall purchase and maintain (or reimburse the Purchaser Designated Director for the cost of) insurance (“D&O Insurance”), on behalf of the Purchaser Designated Director, against any liability that may be asserted against, or expense that may be incurred by, such Purchaser Designated Director in connection with Crestwood Entities’ activities or such Purchaser Designated Director’s activities on behalf of the Crestwood Entities, regardless of whether the Crestwood Entities would have the power to indemnify such Purchaser Designated Director against such liability under the provisions of the Partnership Agreement or the First Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP LLC Agreement. Such D&O Insurance shall provide coverage commensurate with that of an independent member of the Board.

(e) For the avoidance of doubt, the Purchaser Designated Director shall constitute an “Indemnitee,” as such term is defined under the Partnership Agreement and the GP LLC Agreement.

Section 4. Standstill.

(a) During the period commencing on the Initial Closing Date and ending on the third anniversary thereof, without the prior written consent of the Partnership (provided that such consent shall not be required in the event of fraud or gross negligence on the part of the Partnership or the General Partner), the holders of Preferred Units and their Affiliates will not, directly or indirectly:

(i) Enter into any transaction the effect of which would be to “short” any securities of the Partnership;

(ii) Call (or participate in a group calling) a meeting of the limited partners of the Partnership for the purpose of removing (or approving the removal of) the General Partner as the general partner of the Partnership and/or electing a successor general partner of the Partnership;

(iii) “Solicit” any “proxies” (as such terms are used in the rules and regulations of the Commission) or votes for or in support of (A) the removal of the General Partner as the general partner of the Partnership or (B) the election of any successor general partner of the Partnership, or take any action the direct effect or purpose of which would be to induce limited partners of the Partnership to vote or provide proxies that may be voted in favor of any action contemplated by either of sub-clauses (A) or (B) of this Section 4(a)(iii);

(iv) Seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any limited partner interests of the Partnership in connection with the removal (or approving the removal) of the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership;

(v) Issue, induce or assist in the publication of any press release, media report or other publication in connection with the potential or proposed removal of the General Partner as the general partner of the Partnership and/or the election of a successor general partner of the Partnership;

(vi) Instigate or encourage any third party to do any of the foregoing; or

(vii) If the General Partner is removed as the general partner of the Partnership, participate in any way in the management, ownership and/or control of the managing general partner or the successor general partner’s operation of the Partnership, other than participation by a Purchaser Designated Director or Board Observer, as described in Sections 1 and 2 of this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, (i) the foregoing shall not in any way limit the right of the Purchasers or their Affiliates to vote their limited partner interests in the Partnership at any meeting of limited partners of the Partnership so long as there has been no breach of Section 4(a) of this Agreement; and (ii) for purposes of Section 4(a) of this Agreement, “Affiliates” of GSO COF II Holdings Partners LP shall include any fund managed or advised by GSO Capital Partners LP or its Affiliates; provided, however, that, in each such case, such fund falls within the credit business of The Blackstone Group LP.

Section 5. Miscellaneous.

(a) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by Crestwood Entities or any of their Affiliates or the Purchasers or any of their Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

(b) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 6.07 of the Purchase Agreement.

(c) Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f) No Waiver; Modifications in Writing.

(i) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(ii) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

(h) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties; provided, that the terms and provisions of this Agreement shall not be effective or binding upon a Purchaser that has transferred all of its Preferred Units to a third-party and, upon such transfer, the rights of such Purchaser under this Agreement shall terminate and cease.

(i) Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.

(j) Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k) Transfer of Board Rights; Aggregation. The option and right to appoint a Board Observer or Purchaser Designated Director granted to the Purchasers by the Partnership under Sections 1 and 2, respectively, of this Agreement, may be transferred or assigned by any Purchaser to one or more of its Affiliates, subject to the transfer restrictions provided in Section 4.7(d) of the Partnership Agreement, provided, however, that (a) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement. All Preferred Units held or acquired by Persons (as defined in the Partnership Agreement) who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

(l) Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

CRESTWOOD MIDSTREAM PARTNERS LP

CRESTWOOD MIDSTREAM GP LLC

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and
Chief Financial Officer

CRESTWOOD MIDSTREAM PARTNERS LP

CRESTWOOD MIDSTREAM PARTNERS LP By: Crestwood Midstream GP LLC, its general partner

By:	/s/ Michael J. Campbell
Name:	Michael J. Campbell
Title:	Senior Vice President and
Chief Financial Officer

PURCHASERS:

MTP ENERGY MASTER FUND LTD

By: MTP ENERGY MANAGEMENT LLC, its investment manager
By: MAGNETAR FINANCIAL LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

MTP ENERGY OPPORTUNITIES FUND LLC

By: MTP ENERGY MANAGEMENT LLC, its managing member
By: MAGNETAR FINANCIAL LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

Signature Page to Board Representation Agreement

MTP ENERGY CM LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

HIPPARCHUS FUND LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

MAGNETAR CAPITAL FUND II LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

MAGNETAR STRUCTURED CREDIT FUND, LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

MAGNETAR GLOBAL EVENT DRIVEN FUND LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

BLACKWELL PARTNERS LLC

By: MAGNETAR FINANCIAL LLC, its investment manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

Signature Page to Board Representation Agreement

SPECTRUM OPPORTUNITIES FUND LP

By: MAGNETAR FINANCIAL LLC, its general partner

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

MAGNETAR ANDROMEDA SELECT FUND LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

MAGNETAR CONSTELLATION FUND IV LLC

By: MAGNETAR FINANCIAL LLC, its manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

COMPASS HTV LLC

By: MAGNETAR FINANCIAL LLC, its investment manager

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer
Magnetar Financial LLC

GSO COF II HOLDINGS PARTNERS LP

By: GSO Capital Opportunities Associates II LLC, its General Partner

By:	/s/ Thomas Lannarone
Name:	Thomas Lannarone
Title:	Authorized Signatory

GE STRUCTURED FINANCE, INC.

By:	/s/ Gerald Friel
Name:	Gerald Friel
Title:	Vice President

Signature Page to Board Representation Agreement

ANNEX A

FORM OF CONFIDENTIALITY AGREEMENT

                    , 20

Crestwood Midstream GP LLC

Crestwood Midstream Partners LP

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attn:

Dear Ladies and Gentlemen:

Pursuant to Section 1(b) of that certain Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”), dated as of June [•], 2014, by and among Crestwood Midstream GP, LLC, a Delaware limited liability company (the “General Partner”),Crestwood Midstream Partners LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Crestwood Entities”), Magnetar Financial LLC, a Delaware limited liability company (“Magnetar”), GSO COF II Holdings Partners LP, a Delaware limited partnership (“GSO”) and GE Structured Finance, Inc., a Delaware corporation (“GE” and, together with Magnetar and GSO, the “Purchasers”), the Purchasers have exercised their right to appoint the undersigned as an observer (the “Board Observer”) to the board of directors of the General Partner (the “Board”), although the individual serving as the Board Observer may be changed from time to pursuant to the terms of the Board Representation and Standstill Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with and otherwise have access to non-public information concerning the Crestwood Entities and their Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Board Representation and Standstill Agreement. In consideration for and as a condition to the Crestwood Entities furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):

1. As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information concerning the Crestwood Entities and their Affiliates that may hereafter be disclosed to the Board Observer by the Crestwood Entities, their Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) (the “Representatives”) of the Crestwood Entities, including, without limitation, all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the Crestwood Entities and their Affiliates that is non-public financial or other non-public information) provided to the Board Observer.

2. Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the Board Observer shall keep such Confidential Information strictly confidential; provided, that the Board Observer may, upon request from a Purchaser or such Purchaser’s Affiliates, share Confidential Information with such Purchaser or such Purchaser’s Affiliates so long as such individuals or entities agree to comply with, and be bound by, in all respects, the terms of this Agreement. For the avoidance of doubt, the recipient of such Confidential Information from the Board Observer may further provide such Confidential Information to (i) any other Purchaser or Purchaser Affiliate and (ii) any legal counsel that has been engaged by such recipient to discuss such matters or Confidential Information; provided, that any such recipient in clause (i) or (ii) above agrees and acknowledges in writing to be bound by the terms of this Agreement. The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.

3. The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Crestwood Entities known to the Board Observer, (ii) is or becomes available to the Board Observer on a non-confidential basis from a source not known to have an obligation of confidentiality to the Crestwood Entities, (iii) was already known to the Board Observer at the time of disclosure, or (iv) is independently developed by the Board Observer without reference to any Confidential Information disclosed to the Board Observer.

4. In the event that the Board Observer is legally required or compelled to disclose the Confidential Information, the Board Observer shall use reasonable best efforts, to the extent permitted and practicable, to provide the Crestwood Entities with prompt prior written notice of such requirement so that the Crestwood Entities may seek, at such entities sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.

5. All Confidential Information disclosed by the Crestwood Entities or their Representatives to the Board Observer is and will remain the property of the Crestwood Entities, so long as such information remains Confidential Information.

6. It is understood and acknowledged that neither the Crestwood Entities nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.

7. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Crestwood Entities shall be entitled to seek specific performance or any other appropriate form of equitable relief as a remedy for any such breach in addition to the remedies available to the Crestwood Entities at law.

8. This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

9. If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

11. This Agreement and all obligations herein will automatically expire three (3) years from the date the Board Observer ceases to act as Board Observer.

12. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

[ ]

Agreed to and Accepted, effective as of the

        day of            , 20    :

[NAME OF OBSERVER]